Exhibit 10.28

Execution Version

AMENDMENT NUMBER TWENTY THREE TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER TWENTY THREE TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of August 14, 2022 (the “Amendment Twenty Three Effective Date”) is entered into between PMC FINANCIAL SERVICES GROUP, LLC, a Delaware limited liability company (“Lender”), and REAL GOOD FOODS, LLC, a Delaware limited liability company (“Borrower”), in light of the following:

RECITALS

WHEREAS, Borrower and Lender have previously entered into that certain Loan and Security Agreement, dated as of June 30, 2016, as amended from time to time (the “Agreement”).

WHEREAS, Borrower has requested that Lender (i) increase the Maximum Revolver Amount to $75,000,000, and (ii) extend to Borrower a new $10,000,000 term loan.

WHEREAS, Lender has agreed to Borrower’s request pursuant to the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.     DEFINITIONS. All terms which are defined in the Agreement shall have the same definition when used herein unless a different definition is assigned to such term under this Amendment.

2.     AMENDMENTS. Effective as of the Amendment Twenty Three Effective Date (as that term is defined in Section 2.1 of this Amendment), the Agreement is amended as follows:

2.1     Additional Definitions. Section 8 of the Agreement is amended by adding the definitions of “Amendment Twenty Three” and “Amendment Twenty Three Effective Date” as follows:

“Amendment Twenty Three” means that certain Amendment Number Twenty Three to Loan and Security Agreement, dated as of August 14, 2022, between Lender and Borrower.

“Amendment Twenty Three Effective Date” shall have the meaning set forth in the preamble to Amendment Twenty Three.

2.2     Increase in Maximum Revolver Amount. Section 1.A. of the Schedule to Loan Agreement is hereby amended such that the Maximum Revolver Amount is increased from $50,000,000 to $75,000,000.

2.3     New Term Loan. A new Section 1D is added to the Schedule to Loan and Security Agreement as follows:

D. Term Loan Two. Subject to the terms and conditions of this Agreement, Lender agrees to make a term loan (the “Term Loan Two”) to Borrower in the principal amount of Ten Million Dollars ($10,000,000).

Commencing on September 30, 2022, interest on the Term Loan shall be paid monthly as provided in Section 1.2 of this Agreement and Section 2 of the Schedule. In the event the Prime Rate increases, Borrower will be charged the difference (so long as it is positive) between (i) the Prime Rate plus 7.85% and (ii) 13.35%. The amount of such difference will be charged to (and payable by) Borrower as of the last day of each fiscal quarter.

The Term Loan shall be repaid by the Borrower to Lender in 60 equal monthly installments of principal, plus accrued but unpaid interest, commencing on September 30, 2023, and continuing on the last day of the month thereafter until the earliest of the following dates (“Term Loan Maturity Date”): (i) the date the Term Loan has been paid in full, (ii) the Revolver Maturity Date or (iii) the date this Agreement terminates by its terms or is terminated, as provided in this Agreement. On the Term Loan Maturity Date (or, if earlier, upon acceleration of the Obligations in accordance with the terms of this Agreement), the entire unpaid principal balance of the Term Loan, plus all other Obligations relating to the Term Loan shall be due and payable. Any portion of the Term Loan that is repaid may not be reborrowed.

All payments by Borrower to Lender in respect of the Term Loan shall be made via ACH banking transfer to Lender’s bank account per written instructions that Lender shall provide to Borrower.

2.4     Change in Interest Rates. The first paragraph of Section 2 of the Schedule to the Loan and Security Agreement is deleted in its entirety and is replaced by the following:

The Revolving Loans outstanding from time to time and Capex Loans shall bear interest at an annual rate equal to the “Prime Rate” in effect from time to time, plus 4.25% per annum.

2.5     Change in Anniversary Fee. Section 3 of the Schedule to the Loan and Security Agreement is hereby amended to delete and replace the Anniversary Fee in its entirety with the following:

Anniversary Fee:	With respect to the Revolving Loans: a fee equal to 0.80% of the Maximum Revolver Amount payable on each anniversary of the Activation Date prior to Revolver Maturity Date. The Anniversary Fee under this Section 3 shall be fully earned each anniversary of the Activation Date prior to Revolver Maturity Date and shall be non-refundable.

2.6     Addition of Revolver Administrative Fees. Section 3 of the Schedule to the Loan and Security Agreement is hereby amended by adding the following provision concerning Revolver Administrative Fees:

Administrative Fee:	With respect to the Revolving Loans, a monthly amount, determined as of the first day of each calendar month commencing on September 1, 2022, and continuing on the first day of each month thereafter until all Obligations have been repaid in full and this Agreement has been terminated, equal to 0.1458% of the average outstanding principal balance of the Revolving Loans during the immediately preceding calendar month. The Administrative Fee under this Section 3 shall be fully earned and payable on the first day of each calendar month and shall be non-refundable.

3.     FEES. Borrower agrees that on the Amendment Twenty Three Effective Date Borrower shall pay to Lender the following loan fees:

3.1     In connection with the increase of the Revolver Amount, an amount equal to $250,000 (1.0% of the increase in the Maximum Revolver Amount). The loan fee under this Section 3.1 shall be fully earned on the Amendment Twenty Three Effective Date and shall be non-refundable.

3.2     With respect to the Term Loan Two, an amount equal to $150,000 (1.5% of the the principal amount of Term Loan Two). The loan fee under this Section 3.2 shall be fully earned on the Amendment Twenty Three Effective Date and shall be non-refundable.

4.     CONDITION PRECEDENT. This Amendment shall be effective only upon satisfaction in full of the following conditions precedent:

A.	Lender shall have received a fully executed copy of this Amendment Twenty Three.

B.	Lender shall have received the payment in full of the loan fees set forth in Sections 3.1 and 3 .2 of this Amendment.

5.     REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Lender that all of Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

6.     LIMITED EFFECT. Except for the specific amendment contained in this Amendment, the Agreement shall remain unchanged and in full force and effect.

7.     RELEASE BY BORROWER. Borrower, for itself, and for its agents, servants, officers, directors, shareholders, employees, heirs, executors, administrators, successors and assigns, forever release and discharge Lender and its servants, employees, accountants, attorneys, shareholders, subsidiaries, officers, directors, heirs, executors, administrators, successors and assigns from any and all claims, demands, liabilities, accounts, obligations, costs, expenses, liens, actions, causes of action, rights to indemnity (legal or equitable), rights to subrogation, rights to contribution and remedies of any nature whatsoever, known or unknown, which Borrower had, now has, or has acquired, individually or jointly, at any time prior to the Agreement Date, including specifically, but not exclusively, and without limiting the generality of the foregoing, any and all of the claims, damages, demands and causes of action, known or unknown, suspected or unsuspected by Borrower which:

7.1     Arise out of the Loan Documents;

7.2     Arise by reason of any matter or thing alleged or referred to in, directly or indirectly, or in any way connected with, the Loan Documents; or

7.3     Arise out of or in any way are connected with any loss, damage, or injury, whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Lender or any party acting on behalf of Lender.

8.     WAIVER OF CALIFORNIA CIVIL CODE SECTION 1542. Borrower acknowledges that there is a risk that subsequent to the execution of this Agreement it may incur or suffer losses, damages or injuries which are in some way caused by the transactions referred to in the Loan Documents or this Agreement, but which are unknown and unanticipated at the time this Agreement is executed. Borrower does hereby assume the above mentioned risks and agree that this Agreement shall apply to all unknown or unanticipated results of the transactions and occurrences described herein, as well as those known and anticipated, and upon advice of counsel, Borrower does hereby knowingly waive any and all rights and protections under California Civil Code Section 1542 which section has been duly explained and reads as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

9.     LEGAL ADVICE OBTAINED. The advice of legal counsel has been obtained by each party prior to signing this Agreement and each party executes this Agreement voluntarily, with full knowledge of its significance, and with the express intention of effecting the legal consequences provided by Section 1541 of the California Civil Code, namely, the extinguishment of obligations except for the executory provisions of this Agreement.

10.     COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of this Amendment by each of the parties hereto.

Execution Version

IN WITNESS WHEREOF, Lender and Borrower have executed this Amendment.

REAL GOOD FOODS, LLC

By:	The Real Good Food Company, Inc.
Its:	Managing Member

	By:	/s/ Bryan Freeman
	Name:	Bryan Freeman
	Title:	Executive Chairman

Signature Page to Amendment Number Twenty Three to Loan and Security Agreement

PMC FINANCIAL SERVICES GROUP, LLC

By	/s/ Walter E. Buttkus, III
Name:	Walter E. Buttkus, III
Title:	President

Signature Page to Amendment Number Twenty Three to Loan and Security Agreement